Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statement (Form S-8 No. 333-188115) pertaining to Stemline Therapeutics, Inc. 2012 Equity Incentive Plan and Stemline Therapeutics, Inc. Amended and Restated 2004 Employee, Director and Consultant Stock Plan,

(2)         Registration Statement (Form S-8 No. 333-206303) pertaining to Stemline Therapeutics, Inc. 2015 Employee Stock Purchase Plan,

(3)         Registration Statement (Form S-8 No. 333-211784) pertaining to Stemline Therapeutics, Inc. 2016 Equity Incentive Plan,

(4)         Registration Statement (Form S-3 No. 333-219794) of Stemline Therapeutics, Inc. and,

(5)         Registration Statement (Form S-8 No. 333-219796) pertaining to Stemline Therapeutics, Inc. 2016 Equity Incentive Plan;

of our report dated March 16, 2018, with respect to the financial statements of Stemline Therapeutics, Inc. included in this Annual Report (Form 10-K) of Stemline Therapeutics, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Stamford, Connecticut

March 16, 2018